Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Lloyd H. Malchow, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of SenoRx, Inc. on Form 10-Q for the quarterly period ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of SenoRx, Inc.

Date: August 14, 2007	By:	/s/ Lloyd H. Malchow
	Name:	Lloyd H. Malchow
	Title:	President and Chief Executive Officer

I, Kevin J. Cousins, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of SenoRx, Inc. on Form 10-Q for the quarterly period ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of SenoRx, Inc.

Date: August 14, 2007	By:	/s/ Kevin J. Cousins
	Name:	Kevin J. Cousins
	Title:	Chief Financial Officer